UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 6, 2016

TEXAS REPUBLIC CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Texas	000-55621	45-5311713
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

115 Wild Basin Road, Suite 306
Austin, Texas 78746
(Address, including zip code, of principal executive offices)

(512)330-0099
(Registrant’s telephone number, including area code)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

During its December 6th 2016 board meeting the Board of Directors of Texas Republic Capital Corporation (the “Company”) approved the appointed of Thomas F. Kopetic as Chief Financial Officer.  Mr. Kopetic, a CPA, possesses over twenty-five years of experience in the insurance industry. Immediately prior to joining the Company Mr. Kopetic was providing independent consulting services in the insurance industry.  Prior to that Mr. Kopetic was the Director of Finance at Capson Physicians Insurance Company an Austin, Texas medical malpractice insurer.  Mr. Kopetic has also held various officer and financial reporting positions with National Western Life Insurance Company, Citizens, Inc., Great American Financial Resources, Unitrin Property and Casualty Group, and J.C. Penney Company.  He attained his undergraduate degree in accounting from Adelphi University.  In addition to being a CPA, Mr. Kopetic is a Charted Global Management Accountant (CGMA), Chartered Life Underwriter (CLU) and a Fellow of the Life Management Institute (FLMI).

There is no family relationship between Mr. Kopetic and any of the directors or officers of the company.  The Company does not have a material employment agreement with Mr. Kopetic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REPUBLIC CAPITAL CORPORATION

Date: December 20, 2016	/s/ Timothy R. Miller
Timothy R. Miller, President